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                                                                   EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of American International Airways, Inc. and Related Companies
Ypsilanti, Michigan


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-43645 of Kitty Hawk, Inc. on Form S-4 of: our report relating to the combined financial statements of American International Airways, Inc. and related companies (collectively the "Companies") dated October 16, 1997 (which report expresses an unqualified opinion and includes an explanatory paragraph which indicates that there are matters that raise substantial doubt about the Companies' ability to continue as a going concern) appearing in the Prospectus, which is part of this Registration Statement, our report dated October 16, 1997 relating to the financial statement schedule of the Companies appearing elsewhere in this Registration Statement and to our report relating to the statements of certain assets sold of AIA dated September 29, 1997 appearing in Amendment No. 1 to Form 8K of Kitty Hawk, Inc. dated November 6, 1997 incorporated herein by reference.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Ann Arbor, Michigan
February 3, 1998